                                                                   EXHIBIT 10.33



                       SEPARATION AND CONSULTING AGREEMENT

               This Separation and Consulting Agreement ("Agreement") is entered into effective as of March 31, 2002, by and between W. Thomas Gimple ("Gimple") and Tickets.com, Inc., a Delaware corporation (the "Company"), with regard to the following:


                                 R E C I T A L S

               A. Until December 18, 2001, Gimple was employed as the Company's Chief Executive Officer. On December 18, 2001, by mutual agreement of Gimple and the Company, Gimple stepped down as Chief Executive Officer but has continued as a full-time employee of the Company.

               B. Gimple and the Company are parties to an Employment Agreement dated effective as of April 29, 1999 ("Employment Agreement"), a Proprietary Information and Inventions Agreement dated January 26, 1998 ("Inventions Agreement") and an Indemnification Agreement dated February 5, 1998 ("Indemnification Agreement").

               C. Gimple has been granted options to acquire a total of 384,861 shares of the Company's Common Stock (the "Stock Options"), as set forth on
Schedule I hereto.

               D. The Company and Gimple have agreed that Gimple will voluntarily resign from his employment with the Company effective March 31, 2002.

               E. In connection with Gimple's separation from the Company, the Company and Gimple have agreed to the releases, services, payments and benefits set forth herein.

               F. Gimple is hereby informed that he has twenty-one (21) days from receipt of this Agreement to consider it. The Company hereby advises Gimple to consult with an attorney before signing this Agreement.

               G. Gimple acknowledges that for a period of seven (7) days following his signing this Agreement (the "Revocation Period"), he may revoke the Agreement. This Agreement shall not become effective or enforceable until the Revocation Period has expired.

               Therefore, in consideration of the premises recited above, the mutual exchange of promises contained in this Agreement and other valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Company and Gimple, the parties agree as follows:


                                    AGREEMENT

               1. Resignation. Gimple hereby voluntarily resigns from his employment with the Company effective March 31, 2002.

               2. Payment and Benefits.

                  2.1 Salary. The Company agrees to continue to pay Gimple his regular base salary as set forth in the Employment Agreement through and including June 30, 2003, on the Company's regular payroll dates. Such payments shall be after applicable deductions and withholdings.

                  2.2 Insurance. The Company agrees to continue to pay the premiums on Gimple's Blue Cross and Blue Shield insurance plans, up to a maximum premium of $8,500 per year, for the coverage period through and including June 30, 2003.

                  2.3 Gimple Consulting. During the period from March 31, 2002 through June 30, 2003, Gimple agrees to make himself available on an as-requested basis to the Company's officers, directors, employees and agents for up to one-quarter of his business time to consult with the Company on such matters as the Company shall reasonably request, provided that such requests for consultation shall be made with reasonable advance notice. In exchange for such consulting services, the Company shall pay Gimple the sum of $100,000, payable in equal installments on each of the Company's regular payroll dates through June 30, 2003, and modify his Stock Options as provided in Section 2.4 below. Gimple shall have no authority to act on behalf of the Company, to bind the Company, or to commit the Company financially or to obligate the Company in any way unless such authority is specifically delegated to Gimple by the Company in writing. Gimple shall not make any representations to the contrary to any person or entity. In consideration of such payment and the modification of his Stock Options, Gimple agrees that he will not, directly or indirectly, during the term of his consultancy with the Company hereunder, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, or lend his name or any similar name to, any business whose products or activities compete with the Company's ticketing products or services.

                  2.4 Stock Options. During the period from March 31, 2002 through June 30, 2003, the Stock Options shall continue to vest in accordance with their terms as if Gimple had continued as an employee of the Company during such period. On June 30, 2003, provided that Gimple has reasonably satisfied all of his duties and obligations under this Agreement, all of the Stock Options then outstanding shall vest and all such vested Stock Options shall remain exercisable until June 30, 2004, unless earlier terminated pursuant to their terms as a result of a corporate transaction, and shall then expire and be of no further force or effect.

                  2.5 Accrued Vacation. On March 31, 2002, upon his resignation, Gimple will be issued a check by the Company in the amount of $21,154, less applicable withholdings, for his 160 hours of accrued vacation. All other accrued vacation will have been used by Gimple prior to March 31, 2002.

               3. Waiver of Rights Under Employment Agreement; No Other Benefits. Except for the continuing obligations of Gimple under Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.7 and 5.8 of the Employment Agreement and under the Inventions Agreement, which Gimple hereby reaffirms, the parties agree that the Employment Agreement is terminated in its entirety as of

March 31, 2002, and Gimple expressly waives any notice periods for termination or resignation under the Employment Agreement. Gimple agrees that he is not entitled to receive, and will not claim, any damages, profits, compensation, bonuses, benefits, vacation, stock options or rights other than (i) what is expressly set forth in this Agreement and the Indemnification Agreement and (ii) salary accrued through March 31, 2002. Gimple acknowledges that the consideration he is receiving under this Agreement is in lieu of, and he hereby waives any other rights he may have had under, the Employment Agreement, and any other agreements, express or implied, he may have had with the Company except for the Indemnification Agreement and any agreements or resolutions adopted by the Company's Board of Directors providing rights of indemnification to officers and directors of the Company that were in effect during the term of Gimple's employment. This Agreement supersedes all rights and/or benefits Gimple may have or claim arising out of the Employment Agreement.

               4. Return of Company Property; Expenses.

                  4.1 Prior to the end of his consulting period, Gimple shall return to the Company all Company property and equipment in his possession or under his control, including, but not limited to, any cell phones, computers and pagers.

                  4.2 On or before March 31, 2002, Gimple must submit to the Company all outstanding business expenses incurred prior to March 31, 2002 for reconciliation and payment. Reimbursement of such business expenses will be made by April 15, 2002. Expenses submitted thereafter will not be reimbursed, unless approved in advance by the Company in connection with the Gimple's consulting services hereunder.

               5. Releases.

                  5.1 General Release by Gimple. Excepting only the obligations undertaken by the Company in accordance with this Agreement, the Stock Options as amended hereby, and the Indemnification Agreement, and except for any obligation to indemnify Gimple pursuant to the Company's Certificate of Incorporation or Bylaws as in effect as of the date hereof, which obligations shall not be released or, except as specifically set forth in this Agreement, altered or amended in any way by this Agreement, and in exchange for the consideration provided to Gimple in this Agreement, Gimple hereby releases, acquits, relieves and forever discharges the Company and its successors, heirs, assigns, employees, officers, directors, agents, representatives, stockholders, attorneys, affiliated corporations, divisions or organizations, whether previously or hereinafter affiliated in any manner (collectively, the "Company Released Parties"), from any and all claims, rights, actions, complaints, demands, causes of actions, wage claims, obligations, promises, contracts, agreements, controversies, suits, debts, expenses, damages, attorneys' fees, costs and liabilities of any nature whatsoever, matured or unmatured, fixed or contingent, which Gimple ever had, now has, or may claim to have from the beginning of time to the moment he signs this Agreement against the Company Released Parties (whether directly or indirectly), or any of them, by reason of any act, event or omission concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any claims related to or arising out of (i) Gimple's employment with the Company or the cessation of that employment; (ii) any common law torts, including, without limitation, infliction of emotional distress; (iii) any federal, state or governmental constitution, statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act, the California Labor Code, the California Fair Employment and Housing Act and the Age Discrimination in Employment Act of 1967, the Wage, Pay and Collection Act of the State of Delaware, and any other federal, state or local employment practice legislation; (iv) any agreement, express or implied, between Gimple and any of the Company Released Parties; (v) any impairment of his ability to compete in the open labor market; or (vi) any permanent or temporary disability or loss of future earnings as a result of injury or disability arising from or associated with his employment or termination of his employment relationship with the Company.

                  5.2 Gimple's Release of Unknown Claims. Gimple hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of California. Gimple hereby acknowledges that he understands the significance and consequences of this specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Company Released Parties (except as provided in Section 5.1, above), Gimple expressly acknowledges that the release contained in this Agreement is intended to include in its effect, without limitation, all claims covered by the release set forth in Section 5.1 above which Gimple does not know or suspect to exist in his favor.

                  5.3 Gimple's Covenant To Forebear. Gimple further agrees not to institute, maintain or aid any action at law or in equity or any legal proceeding whatsoever against any or all of the Company Released Parties (as defined in Section 5.1, above), which is based on, in whole or in part, or which arises out of, or is connected with, the claims hereby released.

                  5.4 Gimple's Representation and Warranty Regarding Assignment of Claims. Gimple represents and warrants that he has not assigned any claims made the subject of Section 5.1 of this Agreement or authorized any other person or entity to assert any such claim on behalf of him. Further, Gimple agrees that by the releases contained in this Section 5.1 he waives any claim for damages incurred at any time after the date on which he signs this Agreement because of alleged continuing effects of any alleged acts or omissions involving the Company that occurred on or before the date on which he signs this Agreement, and any right to sue for monetary or injunctive relief against the alleged continuing effects of acts or omissions that occurred before the date on which he signs this Agreement.

               6. No Employment Rights. Gimple acknowledges that effective as of March 31, 2002, he will no longer be an employee of the Company for any purpose. Nothing in this Agreement shall be construed to continue, create or imply any contract of employment between Gimple and the Company.

               7. Assistance/Cooperation With Litigation. In connection with the Company's participation in current or future litigation relating to events which occurred during Gimple's employment or about which Gimple has information, Gimple agrees to cooperate fully and devote such time as may be reasonably required in the preparation, prosecution or defense of the Company's case or cases, including, but not limited to, the execution of truthful declarations or providing information and/or documents requested by the Company. The Company shall reimburse Gimple, promptly upon receipt of satisfactory evidence thereof, for all reasonable expenses (not including any amount for Gimple's time) incurred by Gimple in connection with such assistance and/or cooperation with the Company with respect to such litigation.

               8. No Admission. Nothing contained in this Agreement or the fact that the parties have signed this Agreement shall be considered an admission of any liability whatsoever.

               9. Confidentiality.

                  9.1 As a material inducement to the Company to enter into this Agreement and as an indivisible part of the consideration to be received for entering into this Agreement and for the performance of obligations under this Agreement by each party to this Agreement, Gimple agrees that he will not disclose, disseminate and/or publicize and cause or permit to be disclosed, disseminated and/or publicized, any of the specific terms of this Agreement, any claims or allegations or the basis for any claims or allegations, which were or could have been made against the Company, or any of its officers, directors, shareholders, employees, representatives, agents, attorneys or affiliated companies, which concern and are within the scope of this Agreement, directly or indirectly, specifically or generally, to any person, corporation, association, governmental agency or other entity except: (a) to the extent necessary to report income to appropriate taxing authorities; (b) in response to an order of a court of competent jurisdiction or a subpoena issued under the authority thereof; (c) in response to any subpoena issued by a state or federal governmental agency; or (d) as otherwise required by law.

                  9.2 Gimple further warrants and agrees that he will limit his comments about his separation from the employment of the Company to the fact that his situation has been resolved satisfactorily and that he has moved on to other professional opportunities. Gimple shall not disseminate orally or in writing any comments which are in any way disparaging to the Company or to the Company's business, owners, officers, agents, representatives or employees.

               10. Fees and Costs. Gimple and the Company agree that in the event of litigation relating to a breach of this Agreement, the prevailing party shall be entitled to its attorneys' fees and costs.

               11. Successors and Assigns. This Agreement, and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

               12. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver.

               13. Severability. In the event any provision of this Agreement shall finally be determined by a court of competent jurisdiction to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be excessively broad, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

               14. Legal Representation. The parties acknowledge that they have had the opportunity to receive the advice of independent legal counsel prior to the execution of this Agreement and the opportunity to receive an explanation from legal counsel of the legal nature and affect of the Agreement, and each party has fully exercised that opportunity to the extent desired and understands the terms and provisions of this Agreement and its nature and affect. Each party further represents that it is entering into this Agreement freely and voluntarily, and not relying on the representations of any other party or of the counsel of any other party. Each party expressly agrees that this Agreement shall not be construed or interpreted for or against the party drafting the Agreement.

               15. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the second business day following delivery to a courier or messenger service guaranteeing overnight delivery;
(iii) on the date of confirmation of receipt if sent by telecopy or telex; and
(iv) on the date of receipt or refusal indicated on the return receipt if mailed to the party to whom notice is to be given by first-class mail, registered or certified, postage prepaid, return receipt requested, and in each case, properly addressed as follows:

               If to the Company:           Tickets.com, Inc.
                                            555 Anton Blvd., 11th Floor
                                            Costa Mesa, CA  92626
                                            Attn:  Chief Executive Officer

               If to Gimple :               W. Thomas Gimple
                                            1019 Santiago Drive
                                            Newport Beach, CA  92660

               16. Miscellaneous.

                   16.1 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement.

                   16.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                   16.3 Amendment. This Agreement may not be amended except by an agreement in writing signed by the parties to this Agreement or their respective successors-in-interest and expressly stating that it is an amendment of this Agreement.

                   16.4 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

                   16.5 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

               Any party may change its address for the purpose of this Agreement by giving the other party written notice of the new address in the manner set forth above.

               This Agreement has been executed as of the day first hereinbefore written.



                                        "COMPANY"

                                        TICKETS.COM, INC.,
                                        a Delaware corporation



                                        By:  /s/ Ronald Bension
                                             ----------------------------------
                                             Ronald Bension,
                                             Chief Executive Officer


                                        "GIMPLE"



                                        /s/ W. Thomas Gimple
                                        ----------------------------------------
                                        W. Thomas Gimple

                                   SCHEDULE I

                                  STOCK OPTIONS



                                                                  Exercise Price
                Grant Date               No. of Shares               Per Share
                ----------               -------------            --------------
                 11/01/96                    50,000                   $ 7.20
                 10/15/97                    50,000                    18.00
                 09/14/98                    75,000                    27.00
                 04/29/99                    83,333                    49.50
                 09/16/99                    27,778                    72.00
                 09/25/00                     6,250                     7.75
                 03/07/01                    62,500                     5.50
                 12/18/01                    30,000                     2.79
                                            -------
                                            384,861
                                            =======